Tidal Trust V 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 85 and Amendment No. 87 to the Registration Statement on Form N-1A of Tidal Trust V with respect to Defiance Brazil Sovereign Debt ETF, a series of shares of Tidal Trust V, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2026